Exhibit 3.11

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201	Filed in the office of	Document Number
(775) 684-5708	/s/ Barbara K. Cegavske	20150486949-78
Website: www.nvsos.gov	Barbara K. Cegavske	Filing Date and Time
	Secretary of State	11/04/2015 10:27 AM
	State of Nevada	Entity Number
Certificate of Change Pursuant		C13758-1999
to NRS 78.209

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Change filed Pursuant to NRS 78.209

For Nevada Profit Corporations

1. Name of corporation:

Ominto, Inc.

2. The board of directors have adopted a resolution pursuant to NRS 78.209 and have obtained any required approval of the stockholders.

3. The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change:

700,000,000 common shares at $.001 Par Value Shares: 300,000 Super Voting preferred at $.01 Par Value Shares.

4. The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:

No change in authorized or Par Value of Common or Preferred.

5. The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:

1-for-50-reverse split: common stock; Supervoting preferred change in conversion ration and voting to be consistent with 1-to-50 reverse.

6. The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:

No cash payment, fractional shares rounded up.

7. Effective date and time of filing: (optional)	Date:	Time:
(must not be later than 90 days after the certificate is filed)

8. Signature: (required)

X
Chief Financial Oficer
Signature of Officer	Title

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.	Nevada Secretary of State Stock Split Revised: 1-5-15

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